Exhibit 23.4

Consent of Independent Auditor

We consent to the inclusion in this Registration Statement on Form S-4 and related Information Statement/Prospectus of BancPlus Corporation of our report dated May 10, 2021, relating to our audits of the consolidated financial statements of First Trust Corporation and its subsidiary as of and for the years ended December 31, 2020 and 2019.

We also consent to the reference to our firm under the heading “Experts” in such Registration Statement.

/s/ POSTLETHWAITE & NETTERVILLE, APAC

Metairie, Louisiana

November 23, 2021